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                                   EXHIBIT 11

                   OXFORD HEALTH PLANS, INC. AND SUBSIDIARIES
              COMPUTATION OF NET EARNINGS PER SHARE OF COMMON STOCK
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                            1996          1995          1994          1993          1992
                                                           -------       -------       -------       -------       -------
PRIMARY:
   NET EARNINGS:
      Earnings before change in accounting principle       $99,623        52,398        28,231        12,347         7,193
      Change in accounting principle ...............          --            --            --            --           3,300
                                                           =======       =======       =======       =======       =======
      Net earnings .................................       $99,623        52,398        28,231        12,347        10,493
                                                           =======       =======       =======       =======       =======

   WEIGHTED AVERAGE NUMBER OF SHARES OF
     COMMON STOCK AND COMMON EQUIVALENT
      SHARES:
      Weighted average number of shares outstanding         74,285        67,450        65,410        63,542        60,850
      Dilutive effect of stock options .............         5,734         6,004         5,272         4,400         2,556
                                                           -------       -------       -------       -------       -------
      Weighted average number of common shares
        and common share equivalents ...............        80,019        73,454        70,682        67,942        63,406
                                                           =======       =======       =======       =======       =======

   PER COMMON SHARE:
      Earnings before change in accounting principle       $  1.24          0.71          0.40          0.18          0.11
      Change in accounting principle ...............          --            --            --            --            0.06
                                                           -------       -------       -------       -------       -------
      Net earnings per share .......................       $  1.24          0.71          0.40          0.18          0.17
                                                           =======       =======       =======       =======       =======

FULLY DILUTED:
   NET EARNINGS:
      Earnings before change in accounting principle       $99,623        52,398        28,231        12,347         7,193
      Change in accounting principle ...............          --            --            --            --           3,300
                                                           -------       -------       -------       -------       -------
      Net earnings .................................       $99,623        52,398        28,231        12,347        10,493
                                                           =======       =======       =======       =======       =======

   WEIGHTED AVERAGE NUMBER OF SHARES OF
      COMMON STOCK AND COMMON EQUIVALENT SHARES:
      Weighted average number of shares outstanding         74,285        67,450        65,410        63,542        60,850
      Dilutive effect of stock options .............         6,358         6,704         5,700         5,200         3,868
                                                           -------       -------       -------       -------       -------
      Weighted average number of common shares
        and common share equivalents ...............        80,643        74,154        71,110        68,742        64,718
                                                           =======       =======       =======       =======       =======

   PER COMMON SHARE:
      Earnings before change in accounting principle       $  1.24          0.71          0.40          0.18          0.11
      Change in accounting principle ...............          --            --            --            --            0.05
                                                           -------       -------       -------       -------       -------
      Net earnings per share .......................       $  1.24          0.71          0.40          0.18          0.16
                                                           =======       =======       =======       =======       =======

   (a) All share and per share amounts in the earnings per share computation have been shown giving retroactive effect to the two-for-one stock splits in 1993, 1995 and 1996.

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